EXHIBIT 21




                         SUBSIDIARIES OF CALTON, INC.


Calton Homes, Inc.                        Calcap XV, Inc.
Calcap Commercial Management, Inc.        Calcap XXXI, Inc.
Calton Homes of Florida, Inc. (1)         Calcap XXXII, Inc.
Calton Homes of Pennsylvania, Inc. (2)    Calcap XXXIII, Inc.
Calton Homes of Pennsylvania at           Calcap XXXIV, Inc.
 Pennway, Inc. (2)                        Calcap 36, Inc.
Calton Homes of California, Inc. (3)      Calcap 42, Inc.
Calton California Equity Corp. (3)        Calcap 46, Inc.
Calton Manzanita Corp. (3)                Calcap 48, Inc.
Calton Tamarack Corp. (3)                 Calton General, Inc.
Calton Lindenwood Corp. (3)               Calton Funding, Inc.
Calton Homes Finance, Inc.                Talcon Assignment, Inc.
Calton Homes Finance II, Inc.             Calton Homes of Chicago, Inc. (4)
Calton Capital, Inc.                      Haddon Group of Virginia, Inc.
Calton Capital II, Inc.                   Wagner Joint Venture
Calcap X, Inc.                            Pennway Joint Venture


All subsidiaries are incorporated or organized under the laws of the State of New Jersey, except those marked with a (1), (2), (3) and (4), which are incorporated under the laws of Florida, Pennsylvania, California and Illinois, respectively.